                                                                       EXHIBIT 2


                               1ST STATE BANK
                          BURLINGTON, NORTH CAROLINA

                              PLAN OF CONVERSION
                       FROM MUTUAL TO STOCK ORGANIZATION
                                      AND
                   FROM A SAVINGS BANK TO A COMMERCIAL BANK


I.   GENERAL.

     On August 11, 1998, the Board of Directors of 1st State Bank, Burlington, North Carolina (the "Bank"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion (the "Plan"), which provides for (i) the conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Converted Bank"), (ii) the concurrent formation of a holding company for the Converted Bank (the "Holding Company"), and (iii) the subsequent conversion of the Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (the "Commercial Bank"). The conversion of the Bank to the Converted Bank and the acquisition of control of the Converted Bank by the Holding Company are collectively referred to herein as the "Stock Conversion," the conversion of the Converted Bank to the Commercial Bank is referred to herein as the "Bank Conversion" and the Stock Conversion and the Bank Conversion are referred to herein collectively as the "Conversion."

     Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered as part of the Stock Conversion in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to Eligible Account Holders of record as of December 31, 1994, second to Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding the approval of the Plan by the Administrator, and fourth to Other Members of the Bank. Concurrently with or following the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered as part of the Stock Conversion to the general public in a Community Offering. Shares remaining will then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. As part of the Stock Conversion, the Holding Company and the Bank will establish a charitable foundation and contribute up to 8% of the shares of Conversion Stock sold in the Stock Conversion, not to exceed $3,000,000, to the charitable foundation.

     Either prior to or immediately following consummation of the Stock Conversion, the Holding Company, as the sole stockholder of the Converted Bank, shall approve the Bank Conversion, and the Converted Bank shall take such actions as may be necessary to consummate the Bank Conversion.

     The Stock Conversion is subject to the regulations of the FDIC pursuant to the Federal Deposit Insurance Act ("FDIA") and Sections 303.15 and 333.4 of the FDIC Rules and Regulations and to the regulations of the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), pursuant to Subchapter 16G of Chapter 16 of Title 4 of the North Carolina Administrative Code and Section 54C-33 of the General Statutes of North Carolina. The Bank Conversion is subject to the requirements of Section 53-17.2 of the General Statutes of North Carolina and the regulations of the North Carolina Commissioner of Banks promulgated thereunder.

     Consummation of the Conversion is subject to the prior written notice of non-objection of the FDIC and to the approval of this Plan and the Conversion by the Administrator and by Members of the Bank at a special meeting of the Members to be called to consider the Conversion by the affirmative vote of Members of the Bank holding not less than a majority of the total votes eligible to be cast. Consummation of the Bank Conversion requires approval of the North Carolina Commissioner of Banks and the Board of Governors of the Federal Reserve System.
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     It is the desire of the Board of Directors to attract new capital to the
Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services, to facilitate future expansion and, because applicable laws and regulations do not provide for the organization of mutual North Carolina commercial banks, to enable the Bank to complete the Bank Conversion. The purpose of the Bank Conversion is to provide the Bank with additional operating flexibility and enhance its ability to provide a full range of banking products and services to its community. It is the further desire of the Board of Directors to reorganize the Converted Bank (or the Commercial Bank upon the Bank Conversion) as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Commercial Bank to compete more effectively with other financial service organizations.

     No change will be made in the Board of Directors or management of the Bank as a result of the Conversion.

II.  DEFINITIONS.

     Acting in Concert:  The term "Acting in Concert" means: (i) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Any person (as defined by 12 C.F.R. (S)563b.2(a)(26)) Acting in Concert with another person ("other party") shall also be deemed to be Acting in Concert with any person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Acquisition Application:  The term "Acquisition Application" means the
     -----------------------
application to the Administrator for approval of the Holding Company's acquisition of all of the Capital Stock of the Converted Bank.

     Administrator:  The term "Administrator" means the Administrator, Savings
     -------------
Institutions Division, North Carolina Department of Commerce.

     Application:  The term "Application" means the Application to Convert a
     -----------
Mutual Savings Bank Into a Stock Owned Savings Bank submitted to the Administrator for approval of the Stock Conversion.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means: (i) any corporation or organization (other than the Bank, the Holding Company, or a majority-owned subsidiary of the Bank or Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Bank or the Holding Company, or any of their subsidiaries.

     Bank:  The term "Bank" means !st State Bank, in its form as a North
     ----
Carolina mutual savings bank.

     Bank Conversion:  The term "Bank Conversion" means the conversion of the
     ---------------
Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank.

     Capital Stock:  The term "Capital Stock" means any and all authorized
     -------------
shares of stock of the Converted Bank after the Stock Conversion, and of the Commercial Bank after the Bank Conversion.

     Commercial Bank:  The term "Commercial Bank" means the North Carolina
     ---------------
bank resulting from the Bank Conversion.

     Commissioner:  The term "Commissioner" means the North Carolina
     ------------
Commissioner of Banks, or any successor office or agency having jurisdiction over the Bank Conversion.

     Community Offering:  The term "Community Offering" means the offering of
     ------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with or following the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents in the Bank's Local Community.

     Conversion:  Except as provided in Paragraph III.I. herein, the term
     ----------
"Conversion" means the Stock Conversion and the Bank Conversion.

     Conversion Stock:  The term "Conversion Stock" means the shares of common
     ----------------
stock to be issued and sold by the Holding Company pursuant to the Plan in connection with the Stock Conversion, including shares to be issued to the Charitable Foundation (defined in Paragraph IX below).

     Converted Bank:  The term "Converted Bank" means !st State Bank in its form
     --------------
as a North Carolina capital stock savings bank resulting from the conversion of the Bank to the stock form of organization in connection with the Stock Conversion in accordance with the terms of the Plan.

     Eligibility Record Date:  The term "Eligibility Record Date" means the
     -----------------------
close of business on December 31, 1994.

     Eligible Account Holder:  The term "Eligible Account Holder" means the
     -----------------------
holder of a Qualifying Deposit in the Bank on the Eligibility Record Date.

     FDIC:  The term "FDIC" means the Federal Deposit Insurance Corporation or
     ----
any successor federal agency having jurisdiction over the Stock Conversion.

     Federal Reserve Board:  The term "Federal Reserve Board" means the Board of
     ---------------------
Governors of the Federal Reserve System.

     Holding Company:  The term "Holding Company" means a corporation to be
     ---------------
incorporated by the Bank under state law for the purpose of becoming a savings and loan holding company for the Converted Bank and, following the Bank Conversion, the bank holding company for the Commercial Bank through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan in connection with the Stock Conversion.

     Holding Company Stock:  The term "Holding Company Stock" means any and all
     ---------------------
authorized shares of stock of the Holding Company.

     Independent Appraiser:  The term "Independent Appraiser" means a person
     ---------------------
independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the FDIC and the Administrator, retained by the Bank to prepare an appraisal of the pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

     Local Community:  The term "Local Community" means the Counties in which
     ---------------
the Bank has a full-service office.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security: (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request; and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term "Member" means any person or entity who qualifies as a
     ------
member of the Bank under its articles of incorporation and bylaws prior to Conversion.

     Notice:  The term "Notice" means the Notice of Intent to Convert to Stock
     ------
Form submitted to the FDIC to obtain written notice of non-objection to the Stock Conversion.

     Officer:  The term "Officer" means an executive officer of the Holding
     -------
Company , the Bank or the Bank's subsidiary (as applicable), including the President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Other Member:  The term "Other Member" means any person, other than an
     ------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     Plan:  The term "Plan" means this Plan of Conversion which provides for the
     ----
conversion of the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (i.e., the Converted Bank), the concurrent formation of a holding company for the Converted Bank, the subsequent conversion of the Converted Bank from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (i.e., the Commercial Bank).

     Qualifying Deposit:  The term "Qualifying Deposit" means a savings balance
     ------------------
in any Savings Account in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

     Registration Statement:  The term "Registration Statement" means the
     ----------------------
Registration Statement on Form S-1 and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term "Resident," as used in this Plan in relation to the
     --------
preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters shall be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     ----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the FDIC or the Administrator or any other state or federal agency having jurisdiction.

     Savings Account:  The term "Savings Account" means a withdrawable deposit
     ---------------
in the Bank, a withdrawable deposit in the Converted Bank after the Stock Conversion, and a withdrawable deposit in the Commercial Bank after the Bank Conversion.

     SEC:  The term "SEC" means the Securities and Exchange Commission or any
     ---
successor agency.

     Special Meeting:  The term "Special Meeting" means the Special Meeting of
     ---------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     State Conversion Applications:  The term "State Conversion Applications"
     -----------------------------
means the following applications submitted to the Commissioner for approval of the Bank Conversion: the Application to Convert to a State Bank Charter and the application for acquisition of a North Carolina bank by a bank holding company, if required by the regulations of the Commissioner.

     Stock Conversion:  The term "Stock Conversion" means: (i) the amendment of
     ----------------
the Bank's articles of incorporation and bylaws to authorize issuance of shares of Capital Stock by the Converted Bank and to conform to the requirements of a North Carolina capital stock savings bank under the laws of the State of North Carolina and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Bank to be issued in the Stock Conversion immediately following or concurrently with the close of the sale of the Conversion Stock; and (iv) the establishment of a charitable foundation and the contribution to the foundation of up to $4,000,000 of Conversion Stock.

     Subscription Offering:  The term "Subscription Offering" means the offering
     ---------------------
of shares of Conversion Stock to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Subscription and Community Prospectus:  The term "Subscription and
     -------------------------------------
Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights:  The term "Subscription Rights" means non-
     -------------------
transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan in connection with the Stock Conversion.

     Supplemental Eligibility Record Date:  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the Administrator.

     Supplemental Eligible Account Holder:  The term "Supplemental Eligible
     ------------------------------------
Account Holder" means the holder of a Qualifying Deposit in the Bank (other than Officers and directors and their Associates) on the Supplemental Eligibility Record Date.

     Tax-Qualified Employee Stock Benefit Plan:  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. A "non tax-qualified employee stock benefit plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Record Date:  The term "Voting Record Date" means the date fixed by
     ------------------
the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting.

     Y-3 Application:  The term "Y-3 Application" means the application
     ---------------
submitted to the Federal Reserve Board on Federal Reserve Board Form FR Y-3 for approval for the Holding Company to maintain control of the Commercial Bank.


III. STEPS PRIOR TO SUBMISSION OF THE PLAN TO THE MEMBERS FOR APPROVAL.

     Prior to submission of the Plan to its Members for approval, the Bank must receive notice from the FDIC of its intent to issue a notice of non-objection to the Stock Conversion and approval of the Application from the Administrator and approvals from the appropriate regulatory authorities for consummation of the Conversion in accordance with applicable laws and regulations. The following steps must be taken prior to receipt of such regulatory approvals:

               A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

               B. Promptly after adoption of the Plan by the Board of Directors, the Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members.

               C. A press release relating to the proposed Conversion may be submitted to the local media.

               D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection at each office of the Bank.

               E. The Bank shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

               F. Also promptly following the adoption of this Plan, the Bank shall file the State Conversion Applications, and the Holding Company shall file a draft Y-3 Application.

               G. As soon as practicable following the adoption of this Plan, the Bank shall file the Application with the Administrator and the Notice with the FDIC, and the Holding Company shall file the Registration Statement, the Acquisition Application and the final Y-3 Application. Upon receipt of notification from the Administrator and the FDIC that the Application and the Notice, respectively, are properly executed and not materially incomplete, the Bank shall publish notice of the filing of the Application in a newspaper having a general circulation in each community in which the Bank maintains an office and shall publish such other notices of the Conversion as may be required in connection with the Acquisition Application, the Y-3 Application and the State Conversion Applications by the regulations and policies of the Administrator, the FDIC, the Federal Reserve Board and the Commissioner, as applicable. The Bank also shall prominently display a copy of such notice in each of its offices.

               H. The Board of Directors of the Bank may, at any time, elect not to proceed with the Bank Conversion, in which event the State Conversion Applications and the Y-3 Application shall be withdrawn. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be deemed to constitute references to the Stock Conversion and references to the Commercial Bank shall be deemed to constitute references to the Converted Bank.

               I. The Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Stock Conversion will not result in any gain or loss for federal income tax purposes to the Bank. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  MEETING OF MEMBERS.

     Following receipt of written notice of intent to issue notice of non-objection to the Plan by the FDIC and approval of the Administrator, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Bank's articles of incorporation and bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the FDIC and the Administrator. Following receipt of approval of the Application and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account or beneficiary of any other trust account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI below. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and Community Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation of Members for the Special Meeting.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Bank of the stock articles of incorporation and Bylaws in the forms attached as Exhibits A and B to this Plan and (ii) the subsequent Bank Conversion and the adoption by the Converted Bank of the North Carolina commercial bank certificate of incorporation and bylaws in the forms attached as Exhibits C and D to this Plan.

     The Administrator shall be notified of the actions of the Members at the Special Meeting promptly following the Special Meeting.

V.   SUMMARY PROXY STATEMENT.

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-faced type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the FDIC and the Administrator, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same. The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription Offering is commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI.  OFFERING DOCUMENTS.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     The Bank may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Bank by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Bank shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder written notice of the commencement of the Subscription Offering which shall state that the Bank is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

     Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved or authorized for use by the FDIC and the Administrator. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII. CONSUMMATION OF CONVERSION.

     A.   Consummation of the Stock Conversion.
          ------------------------------------

          The date of consummation of the Stock Conversion will be the effective date of the amendment of the Bank's North Carolina mutual articles of incorporation to read in the form of North Carolina stock articles of incorporation, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's North Carolina mutual articles of incorporation and bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a North Carolina capital stock savings bank will be declared effective by the Administrator, the amended bylaws approved by the Members will become effective, and the Bank will thereby be and become the Converted Bank. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Stock Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Stock Conversion, and the Holding Company will make payment to the Converted Bank of at least 50 percent of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the FDIC or the Administrator.

       B.   Consummation of the Bank Conversion.
            -----------------------------------

            The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable North Carolina statutes and regulations and the policies of the Commissioner, the Federal Reserve Board and the Administrator to complete the conversion of the Converted Bank to a North Carolina commercial bank, including without limitation the approval of the Bank Conversion by the Holding Company, as the sole stockholder of the Converted Bank, and the Converted Bank will thereby be and become the Commercial Bank. The Bank Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion as described in Paragraph VII.A. herein.

VIII.  STOCK OFFERING.

       A.   General.
            -------

            The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Stock Conversion as provided below.

       B.   Independent Evaluation and Purchase Price of Shares.
            ---------------------------------------------------

            All shares of Conversion Stock sold in the Stock Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Stock Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Stock Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the FDIC and the Administrator or if, in the opinion of the Boards of Directors of the Bank and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Bank.

            Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and Holding Company and to the FDIC and the Administrator that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value the Converted Bank, as a subsidiary of the Holding Company. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any other offering, extend the Stock Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the FDIC and the Administrator may permit.

       C.   Subscription Offering.
            ---------------------

            Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members of the Bank pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than $500 of Conversion Stock. The priorities established by applicable regulations for the purchase of shares are as follows:

       1.   Category No. 1:  Eligible Account Holders.

                    a. Each Eligible Account Holder (the holder of a savings account as of December 31, 1994 with a balance equal to or greater than $50.00), including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                    b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of the Bank and their Associates based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Category.

                    c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion, as follows:

                         (I) Shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                         (II) Any shares not so allocated shall be allocated
                    among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits, as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

       2.   Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

                    a. Tax-Qualified Employee Stock Benefit Plans of the Converted Bank shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Stock Conversion.

                    b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1.

       3.   Category No. 3:  Supplemental Eligible Account Holders.

                    a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to Administrator and FDIC approval, then each Supplemental Eligible Account Holder, including individuals on a joint account, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                    b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

                    c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

                    d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community, if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion, as follows:

                         (I) Shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                         (II) Any shares of Conversion Stock not allocated in
                    accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

       4.   Category No. 4:  Other Members.

                    a. Each Other Member, including individuals on a joint account, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the maximum purchase limitation in the Community Offering.

                    b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

                    c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on an equitable basis as determined by the Board of Directors, giving preference to natural persons and trusts of natural persons who are permanent Residents of the Local Community if permitted by applicable law and approved by the Bank's Board of Directors in its sole discretion.

     Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Bank will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

       D.   Community Offering.
            ------------------

                    1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the FDIC and the Administrator. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

                    2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

                    3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

       E.   Other Offering.
            --------------

                    In the event a Community Offering does not appear feasible, the Bank will immediately consult with the FDIC and the Administrator to determine the most viable alternative available to effect the completion of the Stock Conversion. Should no viable alternative exist, the Bank may terminate the Stock Conversion with the concurrence of the FDIC and the Administrator.

       F.   Limitations Upon Purchases of Shares of Conversion Stock.
            --------------------------------------------------------

            The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

                    1. No Person may purchase fewer than $500 of Conversion Stock in the Stock Conversion, to the extent such shares are available, subject to the provisions of Paragraph VIII.C herein.

                    2. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, in their capacity as such, may subscribe in the Subscription Offering for more than $1,000,000 of the Conversion Stock; no person, together with Associates of or persons Acting in Concert with such person, may purchase in the Community Offering in the aggregate more than $1,000,000 of the Conversion Stock; and no person, together with Associates of or persons Acting in Concert with such person, may purchase in the Stock Conversion more than the overall maximum purchase limitation of $1,000,000 of the Conversion Stock; except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Stock Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Common Stock in the Stock Conversion.

                    3. Officers and directors of the Bank and the Holding
            Company, and Associates thereof, may not purchase in the aggregate more than 29.7% of the shares of Conversion Stock issued in the Stock Conversion, or such greater amount as may be permitted under applicable legal limits.

                    4. Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Bank or any of their subsidiaries.

            Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Bank shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Stock Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

            Each person purchasing Conversion Stock in the Stock Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

       G.   Restrictions on and Other Characteristics of Stock Being Sold.
            -------------------------------------------------------------

            1.      Transferability.
                    ---------------

                    Except as provided in Paragraph XIV below, Conversion Stock purchased by persons other than directors and Officers of the Bank and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold or transferred for a period of one year from the effective date of the Stock Conversion except for any sale or transfer of such shares (i) following the death of the original purchaser, (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities, (iii) approved by the Administrator upon a determination that the restriction imposes a substantial personal financial hardship on the individuals due to changed unforeseeable circumstances outside the control of the individual, or (iv) following consummation of the Bank Conversion unless the Administrator's approval of or the FDIC's notice of intent not to object to the Stock Conversion otherwise requires.

                    The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

                    "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Administrator, Savings Institutions Division, North Carolina Department of Commerce and the Federal Deposit Insurance Corporation. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

                    In addition, the Holding Company shall give appropriate
            instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

            2.      Repurchase and Dividend Rights.
                    ------------------------------

                    Present regulations provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the Federal Reserve Board, the Commissioner, the FDIC and the Administrator, or other applicable regulations.

                    The above limitations shall not preclude payment of
            dividends on Holding Company Stock in the event applicable regulatory limitations are liberalized subsequent to the Stock Conversion.

            3.      Voting Rights.
                    -------------

                    After the Stock Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's and the Commercial Bank's Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of Holding Company Stock owned by said stockholder.


            4.      Purchases by Officers, Directors and Associates Following
                    ---------------------------------------------------------
                    Stock Conversion.
                    ----------------

                    Without the prior written approval of the FDIC and the
            Administrator, Officers and directors of the Converted Bank and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Stock Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the Secretary of State of North Carolina and/or the SEC. Notwithstanding the preceding sentence, this restriction shall not apply to (i) negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock, and (ii) purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or non-tax-qualified employee stock benefit plans which may be attributable to Officers or directors may be made without FDIC or Administrator permission or the use of a broker or dealer.


       H.   Mailing of Offering Materials and Collation of Subscriptions.
            ------------------------------------------------------------

            The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 12 months after approval of the Plan at the Special Meeting, which time period may be extended up to an additional 12 months by amendment to this Plan. After approval of the Plan by the appropriate regulatory authorities and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

            The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Bank. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Bank or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

            The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Bank with the approval of the FDIC and the Administrator.

I.        Method of Payment.
          -----------------

          Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, and, in the case of orders submitted at an office of the Bank, executed Forms of Certification as required by regulations, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Bank; provided, however, that payment by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Bank concurrently with the completion of the Stock Conversion.

          Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Stock Conversion is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Bank to charge its Savings Account, the funds may remain in the subscriber's Savings Account and continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Stock Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Stock Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, and in the case of an employee stock ownership plan together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of the Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Stock Conversion. Following the Stock Conversion, the Converted Bank and the Commercial Bank may make scheduled discretionary payments to such Tax-Qualified Employee Stock Benefit Plans provided such contributions do not cause the Converted Bank or the Commercial Bank to fail to meet net worth or other regulatory capital requirements.

J.        Undelivered, Defective or Late Order Forms; Insufficient Payment.
          ----------------------------------------------------------------

          In the event an Order Form: (i) is not delivered and is returned to the Holding Company or the Bank by the United States Postal Service (or the Holding Company or the Bank is unable to locate the addressee); (ii) is not received by the Holding Company or the Bank, or is received by the Holding Company or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

K.        Members in Non-Qualified States or in Foreign Countries.
          -------------------------------------------------------

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration or qualifica tion would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

L.        Sales Commissions.
          -----------------

          Sales commissions may be paid as determined by the Boards of Directors of the Bank and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

     As part of the Stock Conversion, the Company and the Bank intend to establish a charitable foundation (the "Charitable Foundation"), that will be a nonstock corporation and will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, and to donate to the Charitable Foundation cash, securities or Conversion Stock in an amount up to 8% of the shares of the Conversion Stock sold in the Stock Conversion, not to exceed $3,000,000. The Charitable Foundation is being formed in connection with the Stock Conversion in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community-oriented, financial services institution. The Charitable Foundation will be dedicated to the promotion of charitable purposes, including community development, including grants or donations to support housing assistance, education, not-for-profit community groups and other types of organizations or civic-minded projects. It is expected that the Charitable Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Charitable Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Charitable Foundation may sell, on an annual basis, a limited portion of any securities contributed to it.

     The board of directors of the Charitable Foundation will be comprised of individuals who are officers or directors of the Bank, as well as other members of the community. The board of directors of the Charitable Foundation will be responsible for establishing the policies of the Charitable Foundation with respect to grants or donations, consistent with the stated purposes of the Charitable Foundation.

X.   ARTICLES OF INCORPORATION, CERTIFICATE OF INCORPORATION AND BYLAWS.

     As part of the Stock Conversion, North Carolina stock articles of incorporation and bylaws will be adopted to authorize the Converted Bank to operate as a North Carolina capital stock savings bank. By approving the Plan, the Members of the Bank will thereby approve amending the Bank's existing North Carolina mutual articles of incorporation and bylaws to read in the form of North Carolina stock articles of incorporation and bylaws. Prior to completion of the Stock Conversion, the proposed North Carolina stock articles of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVI below. The effective date of the amendment of the Bank's existing North Carolina mutual articles of incorporation and bylaws to read in the form of North Carolina stock articles of incorporation and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Stock Conversion.

     As part of the Bank Conversion, a North Carolina commercial bank certificate of incorporation and bylaws will be adopted in connection with the conversion of the Converted Bank to a North Carolina commercial bank. By approving the Plan, the Members of the Bank will thereby approve such North Carolina commercial bank certificate of incorporation and bylaws. Prior to completion of the Bank Conversion, the North Carolina commercial bank certificate of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVI below. The effective date of the certificate of incorporation and bylaws of the Commercial Bank shall be the date of the consummation of the Bank Conversion.

XI.  REGISTRATION AND MARKET MAKING.

     In connection and concurrently with the Stock Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the Nasdaq or listed on a national or regional securities exchange.

XII. STATUS OF SAVINGS ACCOUNTS AND LOANS SUBSEQUENT TO CONVERSION.

     All Savings Accounts in the Bank will retain the same status after Conversion as these accounts had prior to the Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Bank shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Bank, equal in dollar amount and on the same terms and conditions (except with respect to voting and liquidation rights) as in effect prior to consummation of the Stock Conversion. Each Person holding a Savings Account at the Converted Bank as of immediately prior to consummation of the Bank Conversion as set forth in Paragraph VII.B. herein shall receive, without payment, a withdrawable Savings Account or Savings Accounts in the Commercial Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as these loans had prior to Conversion.

     After the Stock Conversion, holders of Savings Accounts in and obligors on loans of the Bank will not have voting rights in the Converted Bank. After the Bank Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank will not have voting rights in the Commercial Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock. Holders of Savings Accounts in and obligors on loans of the Converted Bank and the Commercial Bank will not have any voting rights in the Holding Company except and to the extent that such persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's and the Commercial Bank's Capital Stock.

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XIII. EFFECT OF CONVERSION.

      Upon consummation of the Stock Conversion, the corporate existence of the Bank shall not cease, but the Converted Bank shall be deemed to be a continuation of the Bank, and shall succeed to all the rights, interests, duties and obligations of the Bank as in existence as of immediately prior to the consummation of the Stock Conversion as described in Paragraph VII.A. herein, including but not limited to all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed.

      Upon completion of the Bank Conversion, the corporate existence of the Converted Bank shall not cease, but the Commercial Bank shall be deemed to be a continuation of the Converted Bank, and shall succeed to all the rights, interests, duties and obligations of the Converted Bank as in existence as of immediately prior to the consummation of the Bank Conversion as described in Paragraph VII.B. herein, including but not limited to all rights and interests of the Converted Bank in and to its assets and properties, whether real, personal or mixed.

XIV.  LIQUIDATION ACCOUNT.

      After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Bank or the Commercial Bank. However, pursuant to applicable regulations, the Bank shall, at the time of the Stock Conversion, establish a Liquidation Account in an amount equal to its net worth as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Stock Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Bank.

      The Liquidation Account shall be maintained by the Converted Bank subsequent to the Stock Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

      The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

      If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligi bility Record Date or Supplemental Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such savings account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

      In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held

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

before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the FDIC shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the Liquidation Account.
Upon consummation of the Bank Conversion, the Liquidation Account, and all rights and obligations of the Converted Bank in connection therewith, shall be assumed by the Commercial Bank.

     The Liquidation Account shall be maintained by the Commercial Bank, under the same rules and conditions applicable to the Converted Bank, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Commercial Bank.

XV.  RESTRICTIONS ON ACQUISITION OF HOLDING COMPANY.

          A. Present regulations provide that for a period of three years following completion of the Stock Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the FDIC and the Administrator. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on their behalf with a view towards public resale, for purchases not exceeding 1% per annum of the shares outstanding or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the FDIC and the Administrator for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the FDIC and the Administrator, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connec tion with any matter submitted to the stockholders for a vote.

          Upon consummation of the Bank Conversion, no person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the Federal Reserve Board.

          B. The Holding Company may provide in its certificate of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Stock Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its certificate of incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

                                      20
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XVI.   INTERPRETATION AND AMENDMENT OR TERMINATION OF THE PLAN.

       The Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Bank's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its Members and subscribers in the Subscription and Community Offerings, subject to the authority of the FDIC and the Administrator.

       If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Bank's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the FDIC and the Administrator. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

       In the event that mandatory new regulations pertaining to the Conversion are adopted by the FDIC, the Administrator, the Federal Reserve Board, or the Commissioner, or any successor agency, prior to the completion of the Conver sion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the FDIC, the Administrator, the Federal Reserve Board, or the Commissioner, or any successor agency, prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

       By adoption of the Plan, the Bank's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVII.  EXPENSES OF THE CONVERSION.

       The Holding Company and the Bank will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XVIII. CONTRIBUTIONS TO TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.

       The Holding Company, the Converted Bank and the Commercial Bank may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Bank or the Commercial Bank to fail to meet then-applicable regulatory capital requirements.

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